Chisholm
Bierwolf
&
Nilson, LLC Certified Public Accountants

Todd D. Chisholm, Audit Partner
Nephi J. Bierwolf, Tax Partner
Troy F. Nilson, Audit Partner
Shauna S. Howe, Audit Partner

533 West 2600 South, Suite 25 • Bountiful, Utah 84010 • Phone: (801) 292-8756 • Fax: (801) 292-8809 • www.cbncpa.com

Exhibit 16.1

April 24, 2007

Securities and Exchange Commission
Washington, DC 20549

Re: International Technology Systems, Inc.

Gentlemen:

We have read **Item 4 Changes in Registrant's Certifying Accountants** contained in International Technology Systems, Inc.'s Form 8-K dated November 2, 2006, and are in agreement with the statements contained therein as they relate to our firm with the exception of the last paragraph. Chisholm, Bierwolf & Nilson, LLC never declined to respond to the Form 8-K, we were unable to respond within the time frame International Technology Systems, Inc. provided on April 16, 2007.

Very truly yours,

Chisholm, Bierwolf & Nilson LLC

Chisholm, Bierwolf & Nilson,
Bountiful, Utah